Exhibit 10.57
MEDCATH CORPORATION
2006 STOCK OPTION AND AWARD PLAN
ARTICLE I
INTRODUCTION
     The Company hereby adopts and establishes the MedCath Corporation 2006 Stock Option and Award Plan to attract and retain Employees of outstanding competence and to encourage and enable such Employees to obtain a financial interest in the Company.
ARTICLE II
DEFINITIONS
     For purposes of the Plan, the following terms shall have the following meanings:
     (a) “Award” means an award granted to a Participant pursuant to Article III.
     (b) “Award Agreement” means an agreement described in Article V between the Company and a Participant, setting forth the terms, conditions and limitations applicable to an Award granted to the Participant.
     (c) “Beneficiary,” with respect to a Participant, means (i) one or more persons as the Participant may designate as primary or contingent beneficiary in a writing delivered to the Company or the Committee or (ii) if there is no such valid designation in effect at the Participant’s death, the Participant’s estate.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Change in Control” means:
     (i) Sales of all or substantially all of the assets of the Company, MedCath Holdings Corp. or MedCath Incorporated to an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity (a “Person”) who is not an affiliate of Kohlberg Kravis Roberts & Co., LLC (“KKR”) or Welsh, Carson, Anderson & Stowe, VII, L.P. (“WCAS”);
     (ii) A sale by KKR or WCAS or any of its respective affiliates resulting in more than 50% of the voting stock of the Company, MedCath Holdings Corp. or MedCath Incorporated being held by a person or group that does not include KKR or WCAS or any of their respective affiliates; or

     (iii) A merger or consolidation of the Company, MedCath Holdings Corp. or MedCath Incorporated into another Person which is not an affiliate of KKR or WCAS;
if and only if any such event results in the inability of KKR or WCAS, or any of their respective affiliates (collectively, the “Partnerships”) to elect a majority of the Board of Directors of the Company (or the resulting entity); provided, however, that in the event that the Company, MedCath Holdings Corp. or MedCath Incorporated is merged with another company controlled by the Partnerships or their affiliates and, if the chief executive officer of the surviving entity (or the ultimate parent) is not a person who has held the position of chief executive officer of the Company for at least six months, such an event shall be deemed a Change in Control.
     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.
     (g) “Committee” means the Compensation Committee of the Board.
     (h) “Company” means MedCath Corporation, a Delaware corporation.
     (i) “Effective Date” means, subject to Article XI, October 1, 2005.
     (j) “Employee” means any person who is employed by the Company or a Subsidiary.
     (k) “Fair Market Value” of a share of Stock means, on any given date, the closing price of such share of Stock as reported on the Nasdaq National Market for such date, or if the Stock was not traded on the Nasdaq National Market on such day, then on the next preceding day that the Stock was traded on such exchange, all as reported by such source as the Committee may select.
     (l) “Participant” means an Employee who is granted an Award by the Committee.
     (m) “Plan” means the MedCath Corporation 2006 Stock Option and Award Plan, as set forth herein and as amended from time to time.
     (n) “Restricted Stock” means an Award of Stock under Section 4.3 that has certain restrictions attached to the ownership thereof.
     (o) “Restricted Stock Unit” means an Award of a unit under Section 4.4 that represents the right to receive one share of Stock.
     (p) “Restricted Stock Unit Account” means the individual bookkeeping account maintained by the Company in the name of a Participant to record the Participant’s Restricted Stock Units and other amounts granted to the Participant under Section 4.4.

     (q) “Stock” means shares of Common Stock, par value $.01, of the Company which may be authorized but unissued, or issued and reacquired.
     (r) “Stock Option” means a right to purchase a share of Stock granted pursuant to Section 4.2.
     (s) “Subsidiary” means any corporation, partnership, limited liability company, association, joint venture or other entity, that directly or indirectly through one or more intermediaries is controlled by or is under common control with the Company and any other entity in which the Company has a significant equity interest, as determined by the Committee.
ARTICLE III
ELIGIBILITY
     Awards may be granted to any Employee who is designated as a Participant from time to time by the Committee. The Committee shall determine which Employees shall be Participants, the type of Award to be made to each Participant, and the terms, conditions, and limitations applicable to each Award not inconsistent with the Plan.
ARTICLE IV
AWARDS; DEFERRALS
     Section 4.1. General. Awards shall include, and be limited to, those described in this Article IV. The Committee may grant Awards singly, in tandem, or in combination with other Awards, as the Committee may in its sole discretion determine.
     Section 4.2. Stock Options. A Stock Option is a right to purchase a specified number of shares of Stock at a specified exercise price during such time as the Committee shall determine, subject to the following:
     (a) The exercise price per share of any Stock Option shall be no less than the Fair Market Value per share of Stock subject to the Stock Option on the date such Stock Option is granted.
     (b) A Stock Option may be exercised, in whole or in part, by giving notice of exercise to the Company or an agent designated by the Company to administer the exercise of Stock Options and complying with such other exercise terms and procedures as the Committee may specify.
     (c) The term of each Stock Option shall not exceed ten (10) years.

     (d) The exercise price of the Stock subject to the Stock Option may be paid, at the discretion of the Committee, by delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with either (i) irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares as to which the Stock Option is to be exercised and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price, (ii) payment in full of the Stock Option exercise price in cash or cash equivalent acceptable to the Committee, or (iii) a sufficient number of shares of Stock (delivered by attestation of ownership or actual delivery of one or more share certificates) to pay the exercise price; provided that, any such payment method will not be permitted to the extent to do so would result in additional accounting expense to the Company.
     (e) Stock Options granted to an Employee may be incentive stock options intended to qualify for special tax treatment under Section 422 of the Code, non-qualified stock options not intended to so qualify or a combination of incentive and non-qualified stock options.
     Section 4.3. Restricted Stock. Restricted Stock is Stock that is awarded to a Participant subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any such term or condition based on such factors or criteria as the Committee may determine.
     Section 4.4. Restricted Stock Units.
     (a) A Restricted Stock Unit is a unit granted to a Participant that represents the Participant’s right to receive one share of Stock. Each Restricted Stock Unit granted to a Participant shall be credited to a Restricted Stock Unit Account established and maintained in the name of such Participant on the books and records of the Company. Each Restricted Stock Unit granted to a Participant under this Plan shall be evidenced by an Award Agreement with the Company which shall contain the terms and conditions applicable to the Restricted Stock Unit.
     (b) Restricted Stock Units granted to a Participant under the Plan shall become vested in the Participant in accordance with the vesting schedule specified by the Company on the date the Restricted Stock Units are granted.
     (c) The Award Agreement for the grant of Restricted Stock Units shall specify whether dividend equivalents with respect to the Restricted Stock Units shall be paid in cash to the Participant or deemed reinvested in additional Restricted Stock Units. If the dividend equivalents are payable to a Participant in cash, the Company shall pay to the Participant in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, a dividend equivalent payment equal to the number of Restricted Stock Units granted to the

Participant as of the record date for such dividend multiplied by the per share amount of the dividend. If the dividend equivalents are deemed reinvested in additional Restricted Stock Units, the Company shall credit to the Participant’s Restricted Stock Unit Account, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, that number of additional Restricted Stock Units determined by dividing (i) the product of the total number of Restricted Stock Units credited to the Participant’s Restricted Stock Unit Account as of the record date for such dividend multiplied by the per share amount of the dividend by (ii) the Fair Market Value of a share of Stock on such record date. All Restricted Stock Units credited to a Participant’s Restricted Stock Unit Account to record the deemed reinvestment of dividend equivalents in accordance with this Section 4.4(c) shall be fully vested when so credited.
     (d) The vested Restricted Stock Units credited to a Participant’s Restricted Stock Unit Account shall be paid to the Participant, or in the event of the Participant’s death, to the Participant’s Beneficiary, as soon as practicable following the date the Participant terminates service as an Employee; provided that, in no event shall payment be made to a “key employee” (as defined in Code Section 409A and regulations thereunder) prior to the date required to comply with Code Section 409A. The form of payment shall be one share of Stock for each vested Restricted Stock Unit credited to the Participant’s Restricted Stock Unit Account and cash for any vested fractional unit. At the election of the Participant, distribution shall be made in either a single sum payment of shares of Stock (and cash for any fractional units) or in annual installment payments of shares of Stock over either three (3) or five (5) years. Such payment election shall be made by the Participant at the time the first Restricted Stock Unit is granted to the Participant, shall apply to a Participant’s entire Restricted Stock Unit Account and shall be irrevocable.
     Section 4.5. Limitation on Vesting of Certain Awards. Restricted Stock and Restricted Stock Units granted to a Participant will vest over a minimum period of three years except in the event of the Participant’s death, disability or retirement, or in the event of a Change in Control of the Company or other similar special circumstances. The foregoing notwithstanding, (i) any Restricted Stock and Restricted Stock Units as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death, disability or retirement, or in the event of a Change in Control of the Company or other similar special circumstances and (ii) up to five percent (5%) of the shares of Stock authorized under the Plan may be granted as Restricted Stock or Restricted Stock Units without any minimum vesting requirements. For purposes of this Section 4.5, (i) a performance period that precedes the grant of an Award shall be treated as part of the vesting period if the Participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

ARTICLE V
AWARD AGREEMENTS
     Section 5.1. General. Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award as are determined by the Committee.
     Section 5.2. Required Terms. In any event, Award Agreements shall include, at a minimum, explicitly or by reference, the following terms:
     (a) Assignability; Exercise. An Award may not be assigned, pledged, or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award (including any Stock Option) may be exercised or surrendered only by such Participant.
     (b) Termination. A provision describing the treatment of an Award in the event of the retirement, disability, death, or other termination of a Participant’s employment as an Employee, including but not limited to terms relating to the vesting, time for exercise or surrender, forfeiture, or cancellation of an Award in such circumstances.
     (c) Rights of Stockholder. A provision that a Participant shall have no rights as a stockholder with respect to any Stock subject to an Award until the date the Participant becomes the holder of record of such Stock. Except as provided in Article VIII, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.
ARTICLE VI
SHARES OF STOCK
SUBJECT TO THE PLAN
     Section 6.1. General. Subject to the adjustment provisions of Article VIII hereof, beginning on the Effective Date, there is hereby reserved for issuance under the Plan 1,750,000 shares of Common Stock. Any shares as to which Awards granted under this Plan have lapsed, expired, terminated or been canceled shall also be reserved and available for issuance or reissuance under this Plan.
     Section 6.2. Shares to be Used. The shares of Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock, treasury Stock or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

     Section 6.3. Limitations on Individual Awards. The maximum number of shares of Stock with respect to which Awards may be granted to an Employee during a fiscal year of the Company is 500,000 shares.
ARTICLE VII
ADMINISTRATION
     The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.
ARTICLE VIII
ADJUSTMENTS UPON CHANGES
IN CAPITALIZATION
     In the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its stockholders other than a normal cash dividend, the Committee shall make appropriate adjustment in the number, kind, price and value of shares of Stock authorized by this Plan and any adjustments to outstanding Awards, per person Award limits and performance goals as it determines appropriate so as to prevent dilution or enlargement of rights.
ARTICLE IX
AMENDMENT AND TERMINATION
     Section 9.1. Amendment of Plan. The Board has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, that any amendment is subject to stockholder approval if the amendment (i) materially increases the aggregate number of shares of Stock that may be issued under the Plan (other than an adjustment pursuant to Article VIII), (ii) materially expands the class of individuals eligible to become Participants, (iii) materially extends the term of the Plan, (iv) permits a repricing (or decrease in exercise price) of outstanding options, (v) reduces the price at which shares or options to purchase shares may be offered, or (vi) otherwise is considered a “material amendment” pursuant to Rule 4350(i)(1)(A) of the Nasdaq Stock Market Manual and Interpretive Material, IM-4350-5 as published by Nasdaq. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made. Neither the Board nor the Committee shall have any authority to waive or modify any other terms of an Award after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. Notwithstanding the preceding, the Board may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code (as amended by the American Jobs Creation Act of 2004) and any rules or regulations issued thereunder by the United States Department of the Treasury.
     Section 9.2. Termination of Plan. The Company expressly reserves the right, at any time, to suspend or terminate the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Subsidiary, Employee or class of Employees.
     Section 9.3. Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board and shall not require the approval or consent of any Subsidiary, Participant, or Beneficiary in order to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.
ARTICLE X
MISCELLANEOUS
     Section 10.1. Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee any right to continue in the employ or service of the Company or any Subsidiary or constitute any contract or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or service of such person with or without cause.
     Section 10.2. Compliance with Law. No Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance and delivery complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time, or any successor statute, the Securities Exchange Act of 1934, as amended from time to time or any successor statute, and the requirements of the market systems or exchanges on which the Company’s Stock may, at the time, be traded or listed.

     Section 10.3. Unfunded Status. The Plan shall be unfunded. Neither the Company, any Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.
     Section 10.4. Limits on Liability. Any liability of the Company or any Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.
ARTICLE XI
EFFECTIVE DATE; DURATION OF THE PLAN
     The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the stockholders of the Company to the extent necessary to satisfy the requirements of the Code, the NASDAQ Market or other applicable federal or state law. The Plan shall terminate and no Awards may be granted under the Plan after September 30, 2015. Awards granted on or before September 30, 2015 shall remain valid in accordance with their terms.